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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


                                                        STATE OF INCORPORATION
SUBSIDIARY                                                  OR ORGANIZATION
----------                                              ----------------------
Health Data Sciences Corporation*                            Delaware

IIH, LLC                                                     Delaware

Knowledgeable Healthcare Solutions, Inc.                     Alabama

Per-Se Transaction Services, Inc.*                           Indiana

PST Emergency Medicine Services, Inc.*                       Georgia

PST Products, Inc.*                                          California

PST Services, Inc.*                                          Georgia






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* Each of these subsidiaries also does business under the name "Per-Se
  Technologies."